UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Suite 400 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 6, 2006 Rainmaker Systems, Inc (the “Company”) entered into a renewed Standard Services Agreement under which the Company provides outsourced services to Hewlett-Packard Company (“HP”). The Standard Services Agreement will remain effective for 3 years beginning on September 1, 2006. This agreement replaces the prior agreement between the Company and HP that was scheduled to expire in July 2007. The Standard Services Agreement does not significantly alter the existing business relationship whereby HP has engaged the Company to market HP’s service maintenance contracts for computer hardware and software and under which the Company earns a percentage of the sales made. At HP’s option, it may renew the contract for one year increments at the end of the initial 3-year term. HP may terminate the Standard Services Agreement at any time with 90 days written notice.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Standard Services Agreement dated November 6, 2006 between Rainmaker Systems, Inc. and Hewlett Packard Company, a Delaware corporation. (Confidential treatment has been requested from the Commission for certain portions of the exhibit.)

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 13, 2006		/S/ STEVE VALENZUELA
Date		(Signature)

	By:	/S/ STEVE VALENZUELA
	Title:	Chief Financial Officer

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